REPORT OF INDEPENDENT AUDITORS
To the Shareholders and Board of Trustees of the Franklin Asset Allocation Fund:

In planning and performing our audit of the financial statements and financial highlights of the Franklin Asset Allocation Fund for the year ended December 31, 1996, we
considered its internal control   structure,   including
procedures   for   safeguarding securities, in order to
determine our auditing procedures for the purpose of expressing our opinion on the financial statements and financial highlights and to comply with the requirements of
Form N-SAR,   not  to  provide  assurance  on  the  internal
control structure.

The   management  of  the  Franklin  Asset  Allocation  Fund
is responsible for establishing and maintaining an internal control structure. In fulfilling this responsibility, estimates and judgements by management are required to assess the expected benefits and related costs of internal control structure policies and procedures. Two of the objectives of an internal control structure are to provide management with reasonable,  but  not absolute,
assurance that assets are safeguarded against loss from
unauthorized  use  or  disposition  and  that  transactions   are
executed  in  accordance  with  management's  authorization   and
recorded properly to permit preparation of financial statements in conformity with generally accepted accounting principles.

Because   of   inherent  limitations  in  any  internal
control structure,  errors  or  irregularities  may  occur
and  not   be detected. Also, projection of any evaluation
of the structure to future periods is subject to the risk that it may become inadequate because of changes
in  conditions  or   that             the
effectiveness of the design and operation may deteriorate.

Our  consideration  of the internal control structure  would
not necessarily   disclose  all  matters  in  the  internal
control structure        that  might  be material weaknesses
under  standards
established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of the specific internal control structure elements does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements and financial highlights being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the internal control structure, including procedures for safeguarding securities, that we consider to be material weaknesses, as defined above, as of
December 31,             1996.
This  report is intended solely for the information  and
use  of management  of  the  Franklin  Asset  Allocation
Fund  and   the
Securities and Exchange Commission.







S\COOPERS AND LYBRAND L.L.P.








Coopers and Lybrand L.L.P.
San Francisco, California
February 4, 1997